UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 15, 2019, MGM China Holdings Limited (“MGM China”), an indirect majority-owned subsidiary of MGM Resorts International (the “Company”), announced that on March 14, 2019, MGM Grand Paradise Limited (“MGM Grand Paradise”), a wholly owned subsidiary of MGM China, and Sociedade de Jogos de Macau, S.A. (“SJM”) entered into a Sub-Concession Extension Contract (the “Extension Agreement”) pursuant to which the gaming sub-concession of MGM Grand Paradise, which is due to expire on March 31, 2020, would be extended to June 26, 2022. In connection with the extension, MGM Grand Paradise will pay the government of Macau MOP200 million (equivalent to approximately HK$194.17 million or US$24.73 million) as contract premium for such extension.

Pursuant to the Extension Agreement, MGM Grand Paradise is also required to provide a bank guarantee in an amount of not less than MOP820 million (equivalent to approximately HK$796.12 million or US$101.42 million) to the government of Macau within three months from the date of signing of the Extension Contract to warrant the fulfillment of labor debts upon the expiration of the Extension Contract. The Macau Government may require an increase in the amount of the guarantee, depending on the actual number of employees employed by MGM Grand Paradise.

In addition, MGM Grand Paradise also executed the MGM SJM Agreement with SJM, pursuant to which MGM Grand Paradise will pay SJM an amount of MOP20 million (equivalent to approximately HK$19.42 million or US$2.47 million) in connection of the extension of the sub-concession.

This descriptions of the Extension Agreement and MGM SJM Agreement are qualified in their entirety by reference to the full text of the Extension Agreement and the MGM SJM Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Sub-Concession Extension Contract, dated as of March 15, 2019, between MGM Grand Paradise Limited and Sociedade de Jogos de Macau, S.A.

10.2	MGM SJM Agreement, dated as of March 15, 2019, between MGM Grand Paradise Limited and Sociedade de Jogos de Macau, S.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Chief Corporate Counsel & Assistant Secretary